Exhibit 16
                                                                      ----------



May 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item IV of Form 8-K/A dated April 16, 2002, of Programmer's Paradise, Inc. and are in agreement with the statements contained in the first paragraph of Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                         /s/ Ernst & Young LLP